UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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MITEL NETWORKS CORPORATION

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MITEL NETWORKS CORPORATION

350 Legget Drive

Ottawa, Ontario

K2K 2W7

SUPPLEMENTAL PROXY MATERIAL

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, MAY 15, 2017

May 4, 2017

TO OUR SHAREHOLDERS:

On April 21, 2017, Mitel Networks Corporation (the “Corporation”) filed its definitive proxy statement (the “Proxy Statement”) in connection with the Corporation’s Annual Meeting of Shareholders (“Annual Meeting”) to be held on Monday, May 15, 2017, and mailed the Proxy Statement, the form of proxy and its Annual Report on Form 10-K for the year ended December 31, 2016 to shareholders.

On May 2, 2017, the Institutional Shareholder Services (“ISS”) issued a report (the “ISS Report”) relating to the Corporation’s Annual Meeting recommending that the Corporation’s shareholders vote in favor of all of the proposals included in the Proxy Statement, except for Ordinary Resolution No. 1 and Annual Resolution No. 3. Ordinary Resolution No. 1 in the Proxy Statement for the Annual Meeting seeks shareholder approval of the Corporation’s 2017 Omnibus Incentive Plan (the “2017 Plan”). Annual Resolution No. 3 is a non-binding advisory vote approving executive compensation. These supplemental proxy materials are filed with the Securities and Exchange Commission (the “SEC”) and securities regulators in Canada and made available to our shareholders solely for the purpose of providing additional information to shareholders in connection with addressing the ISS concerns with respect to Ordinary Resolution No. 1 and Annual Resolution No. 3.

The ISS Report stated that in its analysis of Ordinary Resolution No. 1, ISS considered multiple positive and negative factors within three pillars: estimated cost, plan features and equity grant practices. Based on its analysis, ISS recommended a vote against Ordinary Resolution No. 1, primarily as a result of its conclusion that, under ISS’s methodology, the cost of the 2017 Plan is excessive; but also because of a concern that the 2017 Plan allows broad discretion to accelerate vesting of equity awards.

In order to address the primary concern identified in the ISS Report, the cost to shareholders, the Corporation’s Board of Directors has approved an amendment to the 2017 Plan to reduce the number of Common Shares which may be issued under the 2017 Plan to 9,000,000 shares from 10,000,000 shares. Based on our historical grant practices, we do not believe this revision will have any impact on the type or mix of equity awards that we grant to our officers and employees. As a result of the amendment, Section 3.4(a) of the 2017 Plan will now read as follows:

“3.4.	Total Common Shares Available/Share Limits.

(a)	Subject to Section 3.4(b), the aggregate number of Common Shares that may be issued for all purposes pursuant to the Plan must not exceed 9,000,000 Common Shares. No grant may be made under the Plan if such grant would result in the issuance of Common Shares in excess of the above-noted limit. From within the aggregate number of Common Shares above, the aggregate number of Common Shares that may be issued for purposes of the grant of Incentive Stock Options pursuant to the Plan must not exceed 9,000,000 Common Shares.”

With respect to the second factor identified by ISS and described above (concerning the administrator’s right to accelerate the vesting of any award type, beyond cases involving a change in control, death or disability), all grants under the 2017 Plan will have specific minimum vesting provisions. To date, the administrator (which is the Corporation’s Board of Directors) has not accelerated the vesting of any award type under any of the Corporation’s compensation plans, and the Corporation does not currently contemplate any such acceleration. Based on, among other things, input from the Corporation’s outside legal counsel and the independent compensation consultant retained by the Compensation Committee, the Corporation believes that the provision of the 2017 Plan regarding the administrator’s authority described above is prudent and consistent with market practices. Accordingly, the Corporation has determined to leave that provision in the 2017 Plan.

Shareholders are now being asked to approve the revised 2017 Plan as Ordinary Resolution No. 1 and may vote for the revised 2017 Plan or against it. With the reduction in the number of Common Shares issuable under the 2017 Plan, the Corporation believes that ISS will recommend in favor of the approval of the revised 2017 Plan.

No changes were otherwise made to the 2017 Plan, and no changes are otherwise being made to Ordinary Resolution No. 1 or any other proposals in the Proxy Statement or the proxy card for the Annual Meeting, as filed with the SEC and previously delivered or otherwise made available to our shareholders of record as of April 21, 2017.

In addition, ISS is recommending against Annual Resolution No. 3 in its ISS Report, the advisory vote on executive compensation, contrary to the Board’s recommendation. In opposing Annual Resolution No. 3, ISS focuses primarily on the modified single-trigger cash severance provision in Steven E. Spooner’s employment agreement that has been in Mr. Spooner’s employment agreement since before the Corporation’s initial public offering in April 2010 (and publicly available since that time). This provision provides for a severance payment if Mr. Spooner voluntarily terminates his employment with the Corporation, with or without good reason, within a certain period of time after a change in control. It is ISS’s policy that if an agreement with a named executive officer is amended, and that agreement has a provision that is inconsistent with ISS policy, such provision should be amended as well. The amendments made to Mr. Spooner’s employment agreement were not considered material by the Board and Compensation Committee. As a result, the Board and Compensation Committee did not believe it was in the best interest of shareholders to renegotiate the historical provision in Mr. Spooner’s contract because he would reasonably expect to receive compensation for that change. Mr. Spooner has been an integral member of our senior executive team and instrumental in the growth of the Corporation for more than 13 years, including the Corporation’s initial public offering (2010), various acquisitions including InterTel (2007), PrairieFyre (2013), Aastra (2014), and Mavenir (2015), and numerous financing rounds during that period (including most recently in March 2017).

Your vote is important. Please carefully consider the proposals included in the Proxy Statement, as well as matters disclosed in these supplemental proxy materials, and vote in favor of such proposals, including in favor of Ordinary Resolution No. 1 as revised and Annual Resolution No. 3, in one of these ways:

•	To vote by mail, complete, sign, and return the proxy card previously provided to you in the envelope provided by 4:00 p.m., Ottawa time, on May 11, 2017;

•	To vote by telephone, call toll free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada any time on a touch tone telephone and follow the instructions provided by the recorded message;

•	To vote by Internet, access the voting site at www.investorvote.com using the 15 digit control number which is located on your proxy form, or scan the Quick Response code with your smart phone and follow the voting instructions set forth on the secure website; or

•	Attend the Annual Meeting and vote in person.

If you have voted against Ordinary Resolution No. 1 and/or Annual Resolution No. 3 and would like to revoke your prior vote and vote in favor of Ordinary Resolution No. 1 and/or Annual Resolution No. 3, you can do so at any time up to and including 4:00 pm on May 12, 2017:

•	Voting again via telephone or Internet in favor of Ordinary Resolution No. 1 and/or Annual Resolution No. 3 by following the directions for changing your vote;

•	Signing another proxy card with a later date indicating your vote in favor of Ordinary Resolution No. 1 and/or Annual Resolution No. 3 and returning it to the Corporation at 350 Legget Drive, Ottawa, Ontario Canada K2K 2W7, prior to 4:00 pm on May 12, 2017;

•	Sending the Corporate Secretary a written document executed by the shareholder or by the shareholder’s attorney authorized in writing (or, if the shareholder is a corporation, by an authorized officer or attorney of such corporation authorized in writing) revoking your earlier proxy and indicating your vote in favor of Ordinary Resolution No. 1 and/or Annual Resolution No. 3; or

•	Voting again at the Annual Meeting in favor of Ordinary Resolution No. 1 and/or Annual Resolution No. 3.

provided, however, that if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your prior proxy and change your vote in favor of Ordinary Resolution No. 1 and/or Annual Resolution No. 3.

If you have voted or hereafter vote your shares by proxy “FOR” approval of Ordinary Resolution No. 1, such vote will constitute a vote “FOR” approval of Ordinary Resolution No. 1, revised as described above.

If you have voted or hereafter vote your shares by proxy “FOR” approval of Annual Resolution No. 3, such vote will constitute a vote “FOR” approval of Annual Resolution No. 3, revised as described above.

Only shareholders of record at the close of business on March 21, 2017 or their proxy holders may vote at our Annual Meeting.

Our definitive proxy statement, including these supplemental proxy materials and the Corporation’s Annual Report for the year ended December 31, 2016, are available at www.mitel.com.

BY ORDER OF THE BOARD OF DIRECTORS

Richard D. McBee, President and Chief Executive Officer